                                                                                                    EXHIBIT 23.1

                                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.
333-____________) of Public Storage, Inc. pertaining to the Public Storage, Inc. 2001 Non-Executive/Non-Director
Stock Option and Incentive Plan and the Public Storage, Inc. 2001 Stock Option and Incentive Plan of our report dated February 23, 2001 with respect to the consolidated financial statements and schedule of Public Storage, Inc.
included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and
Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Los Angeles, California
April 19, 2001